UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2004
                                                 -------------------------------

                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Louisiana                         0-1026                    72-6017893
--------------------------------------------------------------------------------
(State of                 (Commission File Number)        (IRS Employer
incorporation)                                           Identification No.)

          228 St. Charles Avenue, New Orleans, Louisiana       70130
--------------------------------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)

                                 (504) 586-7272
--------------------------------------------------------------------------------
               (Registrant's telephone number, including area code)

Item 7.  Financial Statement and Exhibits.

         (c) Exhibits

         99.1    News Release dated July 21, 2004

Item 12. Results of Operations and Financial Condition

         On July 21, 2004, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended June 30, 2004 (the "News Release"). The News Release is attached as Exhibit 99.1 to this report.

                                   SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WHITNEY HOLDING CORPORATION


                                            By: /s/Thomas L. Callicutt, Jr.
                                                --------------------------------
                                                Thomas L. Callicutt, Jr.
                                                Executive Vice President
                                                and Chief Financial Officer

                                                Date: July 21, 2004
                                                     ---------------------------

                                EXHIBIT INDEX

Exhibit
Number                                                  Description
----------                                  ------------------------------------
   99.1                                     News Release dated July 21, 2004


Exhibit 99.1

                                 [WHITNEY LOGO]


                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     July 21, 2004

                  WHITNEY REPORTS SECOND QUARTER 2004 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $21.9 million for the quarter ended June 30, 2004, an 8% decrease compared to net income of $23.8 million reported for the second quarter of 2003.
Per share earnings were $.54 per basic share and $.53 per diluted share in 2004's second quarter, down 10% from $.60 and $.59, respectively, in the year-earlier period. Year-to-date earnings of $48.1 million in 2004 were up 2%
from the comparable period in 2003. Per share earnings were unchanged at $1.19 per basic share and $1.17 per diluted share for the year-to-date periods.
         Selected second quarter highlights follow:
         o Solid loan growth fueled Whitney's $567 million, or 8%, growth in average earning assets in the second quarter of 2004. Average total loans were up 11%, or $505 million, compared to the second quarter of 2003, with the commercial and commercial real estate portfolios accounting for most of the increase. New customer development and demand from Whitney's well-established customer base have yielded steady growth in the commercial portfolios throughout 2003 and the first half of 2004. Average investment securities increased 8%, or $152 million, from the second quarter of 2003 to 2004's second quarter, reflecting the temporary strategy management executed in late 2003 to invest in advance of paydowns on the securities portfolio expected in 2004.
        o Both deposit growth and additional short-term borrowings helped fund the growth in earning assets. Total lower-cost deposits were on average 8%, or $341 million, higher in the second quarter of 2004, with noninterest-bearing demand deposits up 12% compared to 2003's second quarter and deposits in lower-cost interest-bearing products up 5%.

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                                       2

              Higher-cost time deposits increased less than 1% on average from the second quarter of 2003, as the addition of competitively bid short-term public funds offset some rate-driven customer migration away from time deposit products. In total, average deposits were up 6%, or $350 million, in the second quarter of 2004, and Whitney borrowed on average an additional $208 million in short-term funds compared to the second quarter of 2003. Late in the second quarter of 2004, Whitney completed a branch purchase in Fort Walton, Florida that added approximately $24 million to deposits, but had a minimal impact on average deposit balances for the period.
        o Whitney's net interest income (TE) increased $4.0 million, or 5%, compared to the second quarter of 2003, driven by the growth in average earning assets. The net interest margin (TE) was a healthy
              4.31% for the second quarter of 2004, although there was moderate margin compression relative to the year-earlier period that partly offset the favorable impact of earning asset growth. The overall yield on earning assets for the second quarter of 2004 was 31 basis points lower than in the year-earlier period, mainly reflecting a 51 basis point decline in the effective yield on the loan portfolio. A further shift to variable pricing within the loan portfolio and growth from high-quality credits contributed to the decline in loan yields, but also positioned the portfolio for more rapid yield improvement with rising market interest rates.
              Funding costs for the current year's second quarter were down 19 basis points compared to the second quarter of 2003. The cost of interest-bearing deposits decreased 33 basis points, but this was partly offset by an increase in short-term borrowings accessed to partially fund growth in the loan and investment portfolios.
        o Whitney provided $2 million for loan losses during the second quarter of 2004. There had been a $2 million negative provision in 2004's first quarter and no provision in the year-earlier period.
              Net charge-offs totaled $3.2 million in the second quarter of 2004, compared to small net recoveries of charge-offs in both the first quarter of 2004 and the second quarter of 2003. Whitney's credit quality had both favorable and unfavorable movement during the second quarter of 2004. An unexpected development with one credit was the main factor behind a $7 million increase in nonperforming loans from the end of 2004's first quarter. This development also contributed to a $9 million increase in the total of loans internally classified as having doubtful prospects for full repayment.

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
                                       3

              There was favorable movement, however, in loans less severely criticized through the internal credit risk classification process, the total of which was down $23 million for the second quarter of 2004. The net impact of these changes in criticized loans on the determination of the allowance for loan losses was minimal.
        o Noninterest income decreased 8%, or $1.7 million, from the second quarter of 2003. Most major sources of noninterest income posted higher results compared to the second quarter of 2003, but fee income from Whitney's secondary mortgage market operations declined $1.6 million. Higher mortgage rates have dampened the demand for home loans, and for refinancings in particular, and Whitney's production of loans for sale during the second quarter of 2004 was less than half that produced in the year-earlier period. Bank card fees, both credit and debit cards, increased a combined 9%, or $.2 million, compared to 2003's second quarter.
              The percentage growth in card transaction volumes was higher, but the rates on debit transactions have been restructured and effectively lowered by Visa USA. Trust service fees increased 12%, or $.2 million, compared to the second quarter of 2003 with the help of new business and improved equity market valuations. Other noninterest income decreased $.7 million, although revenue from recurring sources was on the whole steady between these periods.
              In the second quarter of 2003, other noninterest income included a $1.4 million gain on the sale of a portfolio of loans originated under affordable-housing programs. Gains on sales of foreclosed and surplus property included in other noninterest income, however, were $.5 million higher in 2004's second quarter.
         o Noninterest expense increased 6%, or $3.6 million, from 2003's second quarter. Personnel expense was up 5%, or $1.8 million, in total, with employee compensation up 6%, or $1.6 million, and employee benefits higher by 3%, or $.2 million. Base pay and compensation earned under sales-based incentive programs increased a combined 3%, or $.8 million. Compensation under the management incentive plan was up a comparable amount, with stock-based compensation driving this increase. Stock-based compensation will vary with changes in Whitney's stock price, which was up 40% at the end of 2004's second quarter from a year earlier. A number of factors contributed to the $1.6 million increase in other noninterest expense. The larger factors of a recurring nature included an increase in marketing activities and the amortization of expanded

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
                                       4

              affordable housing investments. Tax credits associated with the affordable housing investments helped lower the effective tax rate compared to the year-earlier period.

         Whitney Holding Corporation, through its banking subsidiary Whitney
National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; and into the panhandle of Florida. In the third quarter of 2004, Whitney is scheduled to acquire Madison BancShares, Inc. and its subsidiary, Madison Bank, which is located in the Tampa, Florida market.

                                      -----
                  This news release may contain statements that are not
         historical facts and are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.
         Forward-looking statements, which Whitney makes in good faith, are based on numerous assumptions, certain of which we may refer to specifically in connection with a particular statement. Some of the more important assumptions include:
                o expectations about overall economic strength and the
                  performance of the economies in Whitney's market area,
                o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in
                  response to changing economic conditions,
                o reliance on existing or anticipated changes in laws and
                  regulations affecting the activities of the banking industry and other financial service providers, and
                o expectations regarding the nature and level of competition, changes in customer behavior and preferences, and Whitney's ability to execute its plans to respond effectively.
                  Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that Whitney's future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney cautions readers to consider this risk.
                  Whitney undertakes no obligation to update or revise any of the information in this news release, whether as a result of new information, future events or developments, or for any other reason.

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                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                               FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                  Second          Second               Six Months Ended
                                                                  Quarter         Quarter                   June 30
(dollars in thousands, except per share data)                      2004            2003              2004            2003
---------------------------------------------------------  --------------------------------  --------------------------------
INCOME DATA
     Net interest income                                        $  76,359       $  72,522         $ 153,549       $ 145,316
     Net interest income (tax-equivalent)                          77,869          73,857           156,540         148,073
     Provision for loan losses                                      2,000               -                 -             500
     Noninterest income                                            21,391          23,126            42,298          44,621
        Net securities gains (losses) in noninterest income             -               -                 -               -
     Noninterest expense                                           64,272          60,645           126,298         119,939
     Net income                                                    21,903          23,750            48,061          47,220
---------------------------------------------------------  --------------------------------  --------------------------------

---------------------------------------------------------  --------------------------------  --------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                                    $ 5,069,304     $ 4,564,160       $ 4,988,007     $ 4,513,287
     Investment securities                                      2,149,211       1,997,090         2,197,417       1,986,387
     Earning assets                                             7,253,932       6,686,717         7,214,481       6,618,877
     Total assets                                               7,782,108       7,191,244         7,752,122       7,133,044
     Deposits                                                   6,248,685       5,898,219         6,184,271       5,830,662
     Shareholders' equity                                         862,016         824,584           858,746         818,002
---------------------------------------------------------  --------------------------------  --------------------------------

---------------------------------------------------------  --------------------------------  --------------------------------
PER SHARE DATA
     Earnings per share
        Basic                                                    $    .54        $    .60          $   1.19        $   1.19
        Diluted                                                       .53             .59              1.17            1.17
     Cash dividends per share                                    $    .33        $    .30          $    .66        $    .60
     Book value per share, end of period                         $  20.65        $  20.48          $  20.65        $  20.48
     Trading data
        High price                                               $  44.79        $  34.46          $  44.79        $  34.55
        Low price                                                   39.52           31.44             39.52           30.75
        End-of-period closing price                                 44.67           32.00             44.67           32.00
        Trading volume                                          3,328,548       8,201,397         6,817,147      14,546,277
---------------------------------------------------------  --------------------------------  --------------------------------

---------------------------------------------------------  --------------------------------  --------------------------------
RATIOS
     Return on average assets                                        1.13%           1.32%             1.25%           1.33%
     Return on average shareholders' equity                         10.22           11.55             11.25           11.64
     Net interest margin                                             4.31            4.43              4.36            4.50
     Dividend payout ratio                                          61.48           50.93             55.88           51.11
     Average loans as a percentage of average deposits              81.13           77.38             80.66           77.41
     Efficiency ratio                                               64.75           62.53             63.52           62.24
     Allowance for loan losses as a percentage of
        loans, at end of period                                      1.10            1.43              1.10            1.43
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end of period      .68             .87               .68             .87
     Average shareholders' equity as a percentage
        of average total assets                                     11.08           11.47             11.08           11.47
     Leverage ratio, at end of period                               10.03            9.91             10.03            9.91
---------------------------------------------------------  --------------------------------  --------------------------------
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities transactions).

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                                    WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                     DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------
                                                                Second           Second                Six Months Ended
                                                                Quarter          Quarter                    June 30
(dollars in thousands)                                           2004             2003               2004             2003
------------------------------------------------------------------------------------------  ---------------------------------
                ASSETS
---------------------------------------------------------
EARNING ASSETS
  Loans                                                       $5,069,304       $4,564,160         $4,988,007      $4,513,287
  Investment securities
     Securities available for sale                             1,933,898        1,800,051          1,989,032       1,787,430
     Securities held to maturity                                 215,313          197,039            208,385         198,957
                                                         ---------------------------------  ---------------------------------
        Total investment securities                            2,149,211        1,997,090          2,197,417       1,986,387
                                                         ---------------------------------  ---------------------------------
  Federal funds sold and short-term investments                   18,621           74,007             15,408          63,854
  Loans held for sale                                             16,796           51,460             13,649          55,349
                                                         ---------------------------------  ---------------------------------
        Total earning assets                                   7,253,932        6,686,717          7,214,481       6,618,877
------------------------------------------------------------------------------------------  ---------------------------------
NONEARNING ASSETS
  Accrued interest receivable                                     29,467           29,961             29,667          30,300
  Goodwill                                                        69,164           69,164             69,164          69,164
  Other intangible assets                                         21,830           26,689             22,317          27,374
  Other assets                                                   464,813          446,120            474,845         454,331
  Allowance for loan losses                                      (57,098)         (67,407)           (58,352)        (67,002)
------------------------------------------------------------------------------------------  ---------------------------------

        Total assets                                          $7,782,108       $7,191,244         $7,752,122      $7,133,044
------------------------------------------------------------------------------------------  ---------------------------------

------------------------------------------------------------------------------------------  ---------------------------------
              LIABILITIES
---------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                      $ 793,746        $ 698,456          $ 792,778       $ 693,045
     Money market investment deposits                          1,363,687        1,403,139          1,386,835       1,392,383
     Savings deposits                                            634,595          553,511            618,679         545,986
     Other time deposits                                         720,801          813,893            729,632         823,975
     Time deposits $100,000 and over                             791,246          689,112            745,022         675,891
                                                         ---------------------------------  ---------------------------------
        Total interest-bearing deposits                        4,304,075        4,158,111          4,272,946       4,131,280
                                                         ---------------------------------  ---------------------------------

  Short-term and other borrowings                                616,644          408,410            654,360         424,092
                                                         ---------------------------------  ---------------------------------
        Total interest-bearing liabilities                     4,920,719        4,566,521          4,927,306       4,555,372
------------------------------------------------------------------------------------------  ---------------------------------
NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                                 1,944,610        1,740,108          1,911,325       1,699,382
  Accrued interest payable                                         4,895            7,512              4,899           7,778
  Other liabilities                                               49,868           52,519             49,846          52,510
                                                         ---------------------------------  ---------------------------------
        Total liabilities                                      6,920,092        6,366,660          6,893,376       6,315,042
------------------------------------------------------------------------------------------  ---------------------------------
         SHAREHOLDERS' EQUITY                                    862,016          824,584            858,746         818,002
------------------------------------------------------------------------------------------  ---------------------------------

        Total liabilities and shareholders' equity            $7,782,108       $7,191,244         $7,752,122      $7,133,044
------------------------------------------------------------------------------------------  ---------------------------------

------------------------------------------------------------------------------------------  ---------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                              $2,333,213       $2,120,196         $2,287,175      $2,063,505
------------------------------------------------------------------------------------------  ---------------------------------

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-----------------------------------------------------------------------------------------------------------------------------
                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                              CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------
                                                                              June 30          December 31          June 30
(dollars in thousands)                                                          2004               2003               2003
-----------------------------------------------------------------------------------------------------------------------------
              ASSETS
-------------------------------------------------------------------
  Cash and due from financial institutions                                   $ 259,116          $ 270,387          $ 236,492
  Federal funds sold and short-term investments                                  2,763             14,385             11,170
  Loans held for sale                                                           15,708             15,309             65,660
  Investment securities
     Securities available for sale                                           1,839,838          2,090,870          1,808,203
     Securities held to maturity                                               223,988            190,535            201,023
                                                                   ----------------------------------------------------------
        Total investment securities                                          2,063,826          2,281,405          2,009,226
  Loans                                                                      5,139,549          4,882,610          4,628,728
     Allowance for loan losses                                                 (56,447)           (59,475)           (66,243)
                                                                   ----------------------------------------------------------
        Net loans                                                            5,083,102          4,823,135          4,562,485
                                                                   ----------------------------------------------------------
  Bank premises and equipment                                                  147,579            148,259            148,189
  Accrued interest receivable                                                   25,536             27,305             27,592
  Goodwill                                                                      69,164             69,164             69,164
  Other intangible assets                                                       22,963             23,475             26,056
  Other assets                                                                  99,369             82,158            128,497
-----------------------------------------------------------------------------------------------------------------------------
        Total assets                                                       $ 7,789,126        $ 7,754,982        $ 7,284,531
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
           LIABILITIES
-------------------------------------------------------------------
  Noninterest-bearing demand deposits                                      $ 1,952,420        $ 1,943,248        $ 1,805,861
  Interest-bearing deposits                                                  4,388,362          4,215,334          4,154,575
                                                                   ----------------------------------------------------------
        Total deposits                                                       6,340,782          6,158,582          5,960,436
                                                                   ----------------------------------------------------------

  Short-term and other borrowings                                              545,300            600,053            445,178
  Accrued interest payable                                                       4,762              4,493              6,604
  Other liabilities                                                             55,558            151,541             46,703
                                                                   ----------------------------------------------------------
        Total liabilities                                                    6,946,402          6,914,669          6,458,921
-----------------------------------------------------------------------------------------------------------------------------
       SHAREHOLDERS' EQUITY
-------------------------------------------------------------------
  Common stock, no par value                                                     2,800              2,800              2,800
  Capital surplus                                                              200,413            183,624            176,092
  Retained earnings                                                            677,398            656,195            630,323
  Accumulated other comprehensive income (loss)                                (20,606)             8,438             26,991
  Treasury stock at cost                                                          (465)               (30)              (720)
  Unearned restricted stock compensation                                       (16,816)           (10,714)            (9,876)
                                                                   ----------------------------------------------------------
        Total shareholders' equity                                             842,724            840,313            825,610
-----------------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                         $ 7,789,126        $ 7,754,982        $ 7,284,531
-----------------------------------------------------------------------------------------------------------------------------

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                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------
                                           CONSOLIDATED STATEMENTS OF INCOME
------------------------------------------------------------------------------------------------------------------------------
                                                                  Second          Second                Six Months Ended
                                                                  Quarter         Quarter                    June 30
(dollars in thousands, except per share data)                      2004            2003               2004             2003
------------------------------------------------------------------------------------------  ----------------------------------
INTEREST INCOME
  Interest and fees on loans                                     $ 63,564        $ 63,610          $ 126,575        $ 127,379
  Interest and dividends on investments                            22,055          20,543             45,554           42,650
  Interest on federal funds sold and
     short-term investments                                            46             232                 76              393
------------------------------------------------------------------------------------------  ----------------------------------
    Total interest income                                          85,665          84,385            172,205          170,422
------------------------------------------------------------------------------------------  ----------------------------------
INTEREST EXPENSE
  Interest on deposits                                              8,060          11,151             16,030           23,694
  Interest on short-term and other borrowings                       1,246             712              2,626            1,412
------------------------------------------------------------------------------------------  ----------------------------------
    Total interest expense                                          9,306          11,863             18,656           25,106
------------------------------------------------------------------------------------------  ----------------------------------
NET INTEREST INCOME                                                76,359          72,522            153,549          145,316
PROVISION FOR LOAN LOSSES                                           2,000               -                  -              500
------------------------------------------------------------------------------------------  ----------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                  74,359          72,522            153,549          144,816
------------------------------------------------------------------------------------------  ----------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                               9,452           9,330             18,768           18,627
  Secondary mortgage market operations                              1,363           2,987              2,649            5,724
  Bank card fees                                                    2,668           2,443              5,004            4,649
  Trust service fees                                                2,303           2,058              4,492            4,107
  Other noninterest income                                          5,605           6,308             11,385           11,514
  Securities transactions                                               -               -                  -                -
------------------------------------------------------------------------------------------  ----------------------------------
    Total noninterest income                                       21,391          23,126             42,298           44,621
------------------------------------------------------------------------------------------  ----------------------------------
NONINTEREST EXPENSE
  Employee compensation                                            29,860          28,298             58,412           56,130
  Employee benefits                                                 7,680           7,489             15,193           14,147
                                                        ----------------------------------  ----------------------------------
    Total personnel expense                                        37,540          35,787             73,605           70,277
  Net occupancy expense                                             4,964           4,902              9,748            9,498
  Equipment and data processing expense                             4,240           4,318              8,618            8,523
  Telecommunication and postage                                     2,277           2,066              4,506            4,145
  Corporate value and franchise taxes                               1,982           1,653              3,845            3,526
  Legal and professional fees                                       1,245           1,486              2,256            3,041
  Amortization of intangibles                                       1,289           1,291              2,578            2,752
  Other noninterest expense                                        10,735           9,142             21,142           18,177
------------------------------------------------------------------------------------------  ----------------------------------
    Total noninterest expense                                      64,272          60,645            126,298          119,939
------------------------------------------------------------------------------------------  ----------------------------------
INCOME BEFORE INCOME TAXES                                         31,478          35,003             69,549           69,498
INCOME TAX EXPENSE                                                  9,575          11,253             21,488           22,278
------------------------------------------------------------------------------------------  ----------------------------------

NET INCOME                                                       $ 21,903        $ 23,750           $ 48,061         $ 47,220
------------------------------------------------------------------------------------------  ----------------------------------

------------------------------------------------------------------------------------------  ----------------------------------
EARNINGS PER SHARE
  Basic                                                             $ .54           $ .60             $ 1.19           $ 1.19
  Diluted                                                             .53             .59               1.17             1.17
------------------------------------------------------------------------------------------  ----------------------------------

------------------------------------------------------------------------------------------  ----------------------------------

WEIGHTED-AVERAGE SHARES OUTSTANDING
  Basic                                                        40,304,997      39,867,549         40,248,221       39,826,668
  Diluted                                                      40,978,580      40,360,070         40,919,927       40,288,610
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------  ----------------------------------
CASH DIVIDENDS PER SHARE                                            $ .33           $ .30              $ .66              .60
------------------------------------------------------------------------------------------  ----------------------------------

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-------------------------------------------------------------------------------------------------------------------------------
                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------------
                                    SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
-------------------------------------------------------------------------------------------------------------------------------
                                                               Second         First      Second           Six Months Ended
                                                               Quarter       Quarter     Quarter                June 30
                                                                 2004          2004       2003            2004         2003
--------------------------------------------------------------------------------------------------   --------------------------
                      EARNING ASSETS
------------------------------------------------------------
     Loans**                                                     5.04 %       5.17 %      5.55 %          5.10 %       5.64 %
     Investment securities                                       4.36         4.42        4.34            4.39         4.52
     Federal funds sold and short-term investments                .99          .99        1.25             .99         1.24
                                                            --------------------------------------   --------------------------
             Total interest-earning assets                       4.83 %       4.93 %      5.14 %          4.88 %       5.26 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
              INTEREST-BEARING LIABILITIES
------------------------------------------------------------

     Interest-bearing deposits
         NOW account deposits                                     .35 %        .34 %       .47 %           .35 %        .50 %
         Money market investment deposits                         .65          .65         .90             .65          .98
         Savings deposits                                         .31          .29         .47             .30          .52
         Other time deposits                                     1.28         1.34        1.87            1.31         2.00
         Time deposits $100,000 and over                         1.21         1.22        1.60            1.21         1.69
                                                            --------------------------------------   --------------------------
             Total interest-bearing deposits                      .75          .76        1.08             .75         1.16
                                                            --------------------------------------   --------------------------


     Short-term and other borrowings                              .81          .80         .70             .81          .67
                                                            --------------------------------------   --------------------------
             Total interest-bearing liabilities                   .76 %        .76 %      1.04 %           .76 %       1.11 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
          NET INTEREST SPREAD (tax-equivalent)
------------------------------------------------------------
     Yield on earning assets less cost of interest-
         bearing liabilities                                     4.07 %       4.17 %      4.10 %          4.12 %       4.15 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
          NET INTEREST MARGIN (tax-equivalent)
------------------------------------------------------------
     Net interest income (tax-equivalent) as a
         percentage of average earning assets                    4.31 %       4.40 %      4.43 %          4.36 %       4.50 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
                       COST OF FUNDS
------------------------------------------------------------
     Interest expense as a percentage of average interest-
         bearing liabilities plus interest-free funds             .52 %        .53 %       .71 %           .52 %        .76 %
--------------------------------------------------------------------------------------------------   --------------------------
   * Based on a 35% tax rate.
  ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

                                                         - MORE -

                                                        10

-------------------------------------------------------------------------------------------------------------------------------
                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------------
                                                 LOAN QUALITY
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Second          Second              Six Months Ended
                                                                    Quarter         Quarter                  June 30
(dollars in thousands)                                               2004            2003             2004             2003
-------------------------------------------------------------------------------------------------------------------------------
               ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------
Allowance for loan losses at beginning of period                   $57,603          $65,878         $59,475          $66,115
Provision for loan losses                                            2,000                -               -              500
Loans charged off                                                   (4,097)          (4,850)         (5,493)          (6,856)
Recoveries on loans previously charged off                             941            5,215           2,465            6,484
                                                             ------------------------------------------------------------------
     Net loans (charged off) recovered                              (3,156)             365          (3,028)            (372)
                                                             ------------------------------------------------------------------
Allowance for loan losses at end of period                         $56,447          $66,243         $56,447          $66,243
                                                             ------------------------------------------------------------------

Net annualized charge-offs (recoveries) as a percentage
    of average loans                                                   .25 %           (.03)%           .12 %            .02 %

Gross annualized charge-offs as a percentage of
    average loans                                                      .32 %            .43 %           .22 %            .30 %

Recoveries as a percentage of gross charge-offs                      22.97 %         107.53 %         44.88 %          94.57 %

Allowance for loan losses as a percentage of
    loans, at end of period                                           1.10 %           1.43 %          1.10 %           1.43 %
                                                             ------------------------------------------------------------------


                                                             ------------------------------------------------------------------
                                                                  June 30          March 31        December 31       June 30
                                                                    2004             2004             2003             2003
-------------------------------------------------------------------------------------------------------------------------------
                    NONPERFORMING ASSETS
-------------------------------------------------------------
Loans accounted for on a nonaccrual basis                          $32,560          $25,095         $26,776          $35,622
Restructured loans                                                      74               98             114              224
                                                             ------------------------------------------------------------------
     Total nonperforming loans                                      32,634           25,193          26,890           35,846
Foreclosed assets and surplus property                               2,450            2,812           3,490            4,556
                                                             ------------------------------------------------------------------
     Total nonperforming assets                                    $35,084          $28,005         $30,380          $40,402
                                                             ------------------------------------------------------------------

Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period           .68 %            .56 %           .62 %            .87 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                             173.36 %         229.54 %        222.12 %         185.96 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                           172.97 %         228.65 %        221.18 %         184.80 %

Loans 90 days past due still accruing                               $2,986           $3,653          $3,385           $3,445

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                              .06 %            .07 %           .07 %            .07 %
-------------------------------------------------------------------------------------------------------------------------------

                                     - END -